CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to all references made to us in this Post-Effective Amendment No. 3 to The Henssler Equity Fund's Registration Statement on Form N-1A and the use of our report dated May 16, 2000 on the financial statements and financial highlights which are incorporated by reference into such registration statement.


/s/ McCurdy & Associates CPA's, Inc.
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McCurdy & Associates CPA's, Inc.
August 27, 2000